UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34094	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2013, Vantage Drilling Company (“Vantage” or the “Company”), issued $100 million aggregate principal amount of 5.50% Convertible Senior Notes due 2043 (the “Notes”) under an Indenture (the “Base Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture”) entered into with Wells Fargo Bank, National Association, as Trustee.

The Notes will mature on July 15, 2043, unless earlier converted, redeemed or repurchased, and bear interest at a rate of 5.50% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2014.

The Notes are convertible into Vantage’s ordinary shares, cash or a combination of ordinary shares and cash, at Vantage’s election, based upon an initial conversion rate of 418.6289 ordinary shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $2.39 per ordinary share). In addition, for conversions by holders after July 15, 2013 and prior to July 15, 2016, converting holders are entitled to a conversion make whole payment upon conversion.

The Notes are subject to redemption by Vantage at its option on or after July 15, 2016 and before July 15, 2018 if the volume weighted average price of Vantage’s ordinary shares is greater than or equal to 150% of the applicable conversion price for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the notice of redemption. In addition, Vantage may redeem the Notes at any time on and after July 15, 2018. In each case, the redemption purchase price is equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes are subject to repurchase by Vantage at the option of holders of the Notes on July 15, 2016 and on July 15, 2018 for cash at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Notes are Vantage’s senior, unsecured obligations, and rank senior in right of payment to all of Vantage’s existing and future subordinated indebtedness and equal in right of payment with any of Vantage’s other existing and future senior unsecured indebtedness, including Vantage’s 7.875% Senior Convertible Notes due 2042. The Notes are structurally subordinated to all debt and other liabilities of Vantage’s subsidiaries and are effectively junior to Vantage’s secured debt to the extent of the value of the assets securing such debt.

The foregoing description of the Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture which are attached hereto as Exhibits 4.1 and 4.2, respectively, and the contents thereof are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation.

The information provided under Item 1.01 with respect to the Notes is incorporated herein by reference.

Item 8.01 – Other Events.

On July 16, 2013, Vantage announced the closing of its offering of the Notes. A copy of the press release announcing this event is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Base Indenture dated as of July 16, 2013 by and between Vantage and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture dated as of July 16, 2013 by and between Vantage and Wells Fargo Bank, National Association, as trustee

99.1	Press Release dated July 16, 2013, regarding the closing of the offering of 5.50% Convertible Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY

Date: July 16, 2013	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Base Indenture dated as of July 16, 2013 by and between Vantage and Wells Fargo Bank, National Association, as Trustee

4.2	First Supplemental Indenture dated as of July 16, 2013 by and between Vantage and Wells Fargo Bank, National Association, as trustee

99.1	Press Release dated July 16, 2013, regarding the closing of the offering of 5.50% Convertible Senior Notes